Exhibit 10.16
Execution Copy
STOCK PURCHASE AGREEMENT
by and among
DORAL FINANCIAL CORPORATION
and
PURCHASERS
dated as of April 19, 2010

TABLE OF CONTENTS

SECTION 1. ISSUANCE AND SALE OF SHARES	2
1.1. Funding; Deliveries of Each Purchaser	2
1.2. [Intentionally Omitted.]	2
1.3. Delivery of Shares; Release of Escrow Funds; Closing the Escrow Account	3
SECTION 2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY	4
2.1. Organization and Qualification	4
2.2. Reporting Company; Form S-1	6
2.3. Capitalization; Authorized Capital Stock	6
2.4. Issuance, Sale and Delivery of the Shares	6
2.5. Stockholder Approval	8
2.6. Due Execution, Delivery and Performance of the Agreements	9
2.7. Accountants	10
2.8. No Defaults or Consents	10
2.9. No Actions	10
2.10. Properties	11
2.11. No Material Adverse Change	11
2.12. Reports	12
2.13. Taxes	12
2.14. Transfer Taxes	12
2.15. Investment Company	13
2.16. Offering Materials	13
2.17. Insurance	13
2.18. Additional Information	13
2.19. Price of Common Stock	14
2.20. Use of Proceeds	14
2.21. Use of Purchaser Name	14
2.22. Financial Statements	14
2.23. Listing Compliance	14
2.24. Internal Accounting Controls	15
2.25. Foreign Corrupt Practices	15

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2.26. Money Laundering	16
2.27. Employee Relations	16
2.28. ERISA	17
2.29. Environmental Matters	17
2.30. Integration; Other Issuances of Shares	17
2.31. Non-Public Information	18
2.32. Risk Management Instruments	18
2.33. Mortgage Banking Business	19
2.34. Shell Company Status	20
2.35. Solvency	20
2.36. Transactions With Affiliates and Employees	20
2.37. Application of Takeover Protections; Rights Agreements	20
2.38. Adequate Capitalization	20
2.39. FDIC Policy Statement	21
2.40. Compliance with Other Regulations	21
2.41. Substantially Similar Agreement	21
2.42. Ownership	21
2.43. Enforcement of Cooperation Agreement	21
SECTION 3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF EACH PURCHASER	21
3.1. Experience	21
3.2. Reliance on Exemptions	22
3.3. Confidentiality	22
3.4. Investment Decision	23
3.5. Risk of Loss	23
3.6. Legend	23
3.7. Transfer Restrictions	24
3.8. Residency	25
3.9. Public Sale or Distribution	25
3.10. Organization; Validity; Enforcements	25
3.11. Short Sales	26
3.12. Control	26
3.13. Prohibited Person	27

3.14. Representation	27
3.15. Taxes on Escrow Account	27
SECTION 4. CONDITIONS PRECEDENT AND CLOSING DELIVERABLES	28
4.1. Purchasers’ Conditions Precedent to Funding	28
4.2. Bid Condition	28
4.3. Purchasers’ Conditions Precedent to the Closing Date of the Contingent Tranche	29
4.4. Company’s Conditions Precedent to the Closing Date	29
4.5. Closing Deliverables	29
SECTION 5. REGISTRATION OF THE OFFERED COMMON STOCK, CONVERSION SHARES AND HOLDINGS’ COMMON STOCK; COMPLIANCE WITH THE SECURITIES ACT	29
5.1. Registration Procedures and Expenses	29
5.2. Additional Registration Statements	33
5.3. Transfer of Securities	33
5.4. Indemnification	34
5.5. Termination of Conditions and Obligations	37
5.6. Information Available	38
5.7. No Piggyback on Registrations	38
5.8. Delay in Filing or Effectiveness of Registration Statement	38
SECTION 6. BROKER’S FEE	39
SECTION 7. INDEPENDENT NATURE OF PURCHASERS’ OBLIGATIONS AND RIGHTS	39
SECTION 8. PURCHASERS’ RIGHTS WITH RESPECT TO THE COOPERATION AGREEMENT	40
SECTION 9. MISCELLANEOUS	40
9.1. Notices	40
9.2. Survival of Agreements	41
9.3. Changes	41
9.4. Headings	41
9.5. Severability	41
9.6. Governing Law; Venue	41
9.7. Counterparts	42
9.8. Entire Agreement	42

9.9. Fees and Expenses	42
9.10. Parties	42
9.11. Further Assurances	42

STOCK PURCHASE AGREEMENT
     THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of the 19th day of April 2010, by and between Doral Financial Corporation (the “Company”), a corporation organized under the laws of the Commonwealth of Puerto Rico, with its principal offices at 1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717, and each of the purchasers whose names and addresses are set forth on Schedule I hereto (collectively, the “Purchasers” and each a “Purchaser”).
RECITALS
     WHEREAS, pursuant to a Confidential Private Placement Memorandum, dated as of April13, 2010 prepared by the Company (including all exhibits, supplements and amendments thereto, up to the signing of this Agreement, the “Private Placement Memorandum”), the Company has offered (the “Offering”) shares of the Company’s Common Stock, $0.01 par value (the “Offered Common Stock”) and shares of the Company’s Mandatory Convertible Non-Cumulative Non-Voting Convertible Preferred Stock, $1.00 par value and $1,000 liquidation preference per share (the “Offered Preferred Stock” and, together with the Offered Common Stock, the “Shares”) for an aggregate consideration of $600,000,000, to the Purchasers, with Barclays Capital acting as the placement agent (the “Placement Agent”);
     WHEREAS, the Shares are being offered to the Purchasers in two tranches: (i) a tranche (the “Non-Contingent Tranche”) consisting of only Offered Preferred Stock, and (ii) a tranche (the “Contingent Tranche”) consisting of Offered Common Stock and Offered Preferred Stock, the issuance and sale of which is conditioned on the concurrent consummation of an Acquisition (as defined herein) as described herein; the Offered Preferred Stock is convertible into shares of the Company’s Common Stock (the “Conversion Shares”) in accordance with the terms and conditions of the Certificate of Designations (as defined herein);
     WHEREAS, the Company and the Purchasers intend to complete the sale and delivery of a portion of the Non-Contingent Tranche following the delivery by the Company of the Funding Notice (as defined herein), with the remaining portion to be delivered, if at all, concurrent with the return of the Contingent Offering Proceeds (as defined herein) to the Purchasers if an Acquisition (as defined herein) is not consummated in accordance with this Agreement, and the Company intends to use the cash proceeds from the Non-Contingent Tranche (the “Non-Contingent Offering Proceeds”) to provide additional capital to the Company to facilitate qualifying as a bidder (through Doral Bank, a Puerto Rico commercial bank and wholly owned subsidiary of the Company, “Doral Bank PR”) for the acquisition of certain assets and liabilities of one or more Puerto Rico banks from the Federal Deposit Insurance Corporation (the “FDIC”) as receiver, as further described in the Private Placement Memorandum;
     WHEREAS, the cash proceeds of the Offering from the Contingent Tranche (the “Contingent Offering Proceeds”), which will be used to provide additional capital to the Company following the Acquisition if it is consummated, and a portion of the Offered Preferred Stock in the Non-Contingent Tranche (the “Escrow Securities”) will be deposited and held in one or more escrow accounts (together, the “Escrow Account”) pursuant to an Escrow and Security

Agreement (the “Escrow Agreement”), dated as of date hereof, by and among the Company and Mellon Investor Services LLC, a New Jersey limited liability company, as escrow agent (the “Escrow Agent”), in substantially the form attached hereto as Exhibit B;
     WHEREAS, Doral Bank PR plans to bid to acquire certain assets and assume certain liabilities of one or more Puerto Rico banks from the FDIC as receiver, as further described in the Private Placement Memorandum (the “Acquisition”), and if any bid is accepted, to complete the Acquisition pursuant to the terms of one or more purchase and assumption agreements to be entered into by Doral Bank, PR and the FDIC (the “Purchase and Assumption Agreement”); and
     WHEREAS, if (i) the FDIC notifies the Company that Doral Bank PR will not be permitted to enter a bid for the Acquisition, (ii) each of Doral Bank PR’s bid or bids for the Acquisition are rejected by the FDIC, (iii) Doral Bank PR has not submitted a bid by the last time that bids may be submitted in connection with an Acquisition, (iv) no bid by Doral Bank PR has been accepted by the FDIC by the date four weeks after the Funding Date, or (v) as of the close of business on the Acquisition Deadline (as defined in the Escrow Agreement), the Company has not delivered to the Escrow Agent a Disbursement Event Notice or a Failure Event Notice (each as defined in the Escrow Agreement) (each, a “Failure Event”), the Contingent Offering Proceeds will be released from escrow and returned to each Purchaser at the account specified by each Purchaser in the Escrow Agreement, together with the Escrow Securities.
     NOW, THEREFORE, in consideration of the promises, mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:
          SECTION 1. Issuance and Sale of Shares.
          1.1. Funding; Deliveries of Each Purchaser. Within one business day of the receipt of a funding notice from the Company (the “Funding Notice”), by facsimile, e-mail or otherwise, (such date, but not later than two weeks from the date hereof, the “Funding Date”), subject to the execution and delivery of the Escrow Agreement and the satisfaction of the other conditions set forth in Section 4 of this Agreement, each Purchaser shall, by wire transfer, (i) deliver the aggregate non-contingent purchase price adjacent to such Purchaser’s name on Schedule I pursuant to the instructions contained in the Funding Notice and (ii) deposit the aggregate contingent purchase price adjacent to such Purchaser’s name on Schedule I pursuant to the instructions set forth in the Escrow Agreement; provided, however, that the Purchasers set forth under the heading “Investment Companies” on Schedule I hereto, will not be required to deliver the aggregate non-contingent purchase price or the aggregate contingent purchase price, in each case, adjacent to such Purchaser’s name on Schedule I until such Purchaser’s receipt of Shares and notice of the Escrow Agent’s receipt of the Escrow Securities. The Contingent Offering Proceeds, plus all interest, dividends and other distributions and payments thereon, if any, received by the Escrow Agent, less any funds distributed or paid in accordance with this Agreement, are collectively referred to herein as the “Escrow Funds.”
          1.2. [Intentionally Omitted.]

          1.3. Delivery of Shares; Release of Escrow Funds; Closing the Escrow Account.
               (a) Upon the receipt from a Purchaser of the aggregate non-contingent purchase price adjacent to such Purchaser’s name on Schedule I, the Company shall:
                    (i) issue and sell to each Purchaser and each Purchaser, severally and not jointly, shall buy from the Company, upon the terms and conditions herein set forth the number of non-contingent shares of Offered Preferred Stock to be delivered as of the Funding Date set forth opposite each Purchaser’s name in Schedule I to this Agreement at a purchase price of $1,000 per share;
                    (ii) deliver to each Purchaser one or more stock certificates registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser in writing, representing the number of shares of non-contingent Offered Preferred Stock to be delivered as of the Funding Date set forth opposite such Purchaser’s name in Schedule I, or if such shares are to be held in book-entry, to instruct the registrar to register such number of shares of non-contingent Offered Preferred Stock in the book-entry register; provided, however, that any Purchaser set forth under the heading “Investment Companies” on Schedule I hereto shall not be required to pay such non-contingent purchase price until it has first received such certificates or book-entry shares; and
                    (iii) deliver into an escrow account established pursuant to the Escrow Agreement (the “Share Escrow Account”) certificates registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser in writing, representing the number of shares of Escrow Securities to be delivered into the Share Escrow Account set forth opposite such Purchaser’s name in Schedule I, or if such shares are to be held in book-entry, to instruct the registrar to register such number of shares of Escrow Securities in the book-entry register.
               (b) Concurrent with the closing of the Acquisition (the “Closing Date”), the Company shall:
                    (i) issue and sell to each Purchaser and each Purchaser, severally and not jointly, shall buy from the Company, upon the terms and conditions herein set forth, (i) the number of contingent shares of Offered Common Stock set forth opposite each Purchaser’s name in Schedule I to this Agreement at a purchase price of $4.75 per share and (ii) the number of contingent shares of Offered Preferred Stock set forth opposite each Purchaser’s name in Schedule I to this Agreement at a purchase price of $1,000 per share; provided, however, that Purchasers who indicate on the signature page hereof that they are subject to HSR Approval or the Conversion Limit shall receive shares of Offered Preferred Stock only. “HSR Approval” means, as to any Purchaser, to the extent applicable and required to permit such Purchaser to convert such Purchaser’s shares of Offered Preferred Stock into common stock and to own such common stock without such Purchaser being in violation of applicable law, rule or regulation, the receipt of approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the “HSR Act”). “Conversion Limit” means ownership, or deemed ownership for applicable bank regulatory purposes, or ownership or deemed ownership upon conversion by a Purchaser (together with its affiliates, which for purposes of this definition include all “affiliates” as defined in the BHC Act or Regulation Y of the Board of Governors of the Federal Reserve) of more than 9.9% of the total number of any class of Voting Securities (as defined in the BHC Act and any rules or regulations promulgated thereunder) of the Corporation (4.9% for a holder that is subject to the Bank Holding Company Act of 1956, as amended (the “BHC Act”); and
                    (ii) deliver to each Purchaser one or more stock certificates registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser in writing, representing the number of shares of Contingent Offered Common Stock and Contingent Offered Preferred Stock set forth opposite such Purchaser’s name in Schedule I, or if such shares are to be held in book-entry, to instruct the registrar to register such number of shares of Contingent Offered Common Stock and Contingent Offered Preferred Stock in the book-entry register.
               (c) Pursuant to the terms of the Escrow Agreement, upon notice of a Disbursement Event (as defined in the Escrow Agreement), the Escrow Agent shall release the Escrow Funds to the Company from the Escrow Account.
               (d) Pursuant to the terms of the Escrow Agreement, upon notice of a Disbursement Event, the Escrow Agent shall release to the Company the aggregate number of shares of Escrow Securities delivered into the Share Escrow Account and the Company shall cancel such shares of Offered Preferred Stock.
               (e) Upon the occurrence of a Failure Event, (i) the Escrow Agent will unwind the Escrow Account and, subject to the terms and conditions of the Escrow Agreement, (A) release to each Purchaser that has deposited funds into the Escrow Account a pro rata portion of the Escrow Funds, measured as of the date such funds are released by the Escrow Agent from the Escrow Account, according to the aggregate purchase price adjacent to each such Purchaser’s name on Schedule I and (B) release to each Purchaser the number of shares of Escrow Securities delivered into the Share Escrow Account as set forth opposite such Purchaser’s name in Schedule I and (ii) no Offered Common Stock or Offered Preferred Stock will be issued hereunder with respect to the Contingent Tranche.
          SECTION 2. Representations, Warranties and Covenants of The Company. The Company hereby represents and warrants to, and covenants with, each Purchaser as follows:
          2.1. Organization and Qualification.
               (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to own or lease, as the case may be, and operate its properties and conduct its business as described in the Private Placement Memorandum; the Company is (x) duly qualified in or licensed by, and is in good standing (or other similar concept that may exist in the applicable jurisdiction) in, each jurisdiction in which the nature of its respective businesses requires such qualification or licensing, and (y) in compliance with the applicable laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except, with respect to (x) and (y), for any failure to be so qualified, so licensed, in good standing or in compliance with the applicable laws, orders, rules, regulations and directives issued or administered by such jurisdictions, as would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition or results of operations of the Company and the Subsidiaries taken as a whole or would not prevent or materially interfere with the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention or interference or any such result being herein referred to as a “Material Adverse Effect”); and the Company is duly registered as a bank holding company under the BHC Act. The deposit accounts of Doral Bank PR are insured up to applicable limits by the FDIC, and all premiums and assessments required to be paid in connection therewith have been paid.
               (b) The Company has no subsidiaries other than those listed on Schedule II of this Agreement (each a “Subsidiary” and collectively the “Subsidiaries”); the Company owns all of the issued and outstanding capital stock of each of the Subsidiaries; complete and correct copies of the charters and the bylaws of the Company and each Subsidiary and all amendments thereto have been delivered to you, and no changes therein will be made on or after the date hereof through and including the Closing Date, except that the Company’s certificate of incorporation shall be amended to include the Certificate of Designations for the Offered Preferred Stock; each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Private Placement Memorandum; each Subsidiary is duly qualified in, or licensed by, and is in good standing (or other similar concept that may exist in the applicable jurisdiction) in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification or licensing, except where the failure to be so qualified, licensed or in good standing would not have a Material Adverse Effect; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned by the Company subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding, except where such failure or violation would not reasonably be expected to have a Material Adverse Effect.
               (c) Each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local (which, for all purposes of this Agreement, shall include the Commonwealth of Puerto Rico and any subdivision thereof) or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries or knows of any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company from entering and performing any of its obligations under the Transaction Documents (as defined below), except where such violation, default, revocation, modification, condition, circumstance or situation would not reasonably be expected to have a Material Adverse Effect.
          2.2. Reporting Company; Form S-1. The Company is not an “ineligible issuer” (as defined in Rule 405 promulgated under the Securities Act) and is eligible to register the Offered Common Stock and the Conversion Shares for resale by any Purchaser on a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has filed all reports required thereby during the preceding twelve months on a timely basis or has received a valid extension of such time of filing and has filed any such reports prior to the expiration of any such extension.
          2.3. Capitalization; Authorized Capital Stock. The Company has an authorized and outstanding capitalization as set forth under the heading “Capitalization” in the Private Placement Memorandum prepared by the Company as of the date set forth therein. All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and were not issued in violation of any pre-emptive rights, resale rights, rights of first refusal or similar rights. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the stockholders of the Company may vote are issued and outstanding. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares or the Conversion Shares. Except as disclosed in the Private Placement Memorandum, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, other than those issued or granted pursuant to equity or incentive plans or arrangements as set forth above; (ii) except for the registration rights granted under this Agreement, there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the Securities Act; (iii) there are no outstanding securities or instruments of the Company or which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (iv) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement and (v) there is no authorized and outstanding capital stock of the Company.
          2.4. Issuance, Sale and Delivery of the Shares.
               (a) The shares of Offered Common Stock have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and nonassessable, and will conform in all material respects to the description thereof set forth in the Private Placement Memorandum.

               (b) The shares of Offered Preferred Stock have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and nonassessable, and will conform in all material respects to the description thereof set forth in the Private Placement Memorandum.
               (c) The holders of Offered Preferred Stock will be entitled to the rights and preferences set forth in the Certificate of Designations of the Offered Preferred Stock (the “Certificate of Designations”), a form of which is attached to this Agreement as Exhibit A, as further described in the Private Placement Memorandum.
               (d) The Company has reserved and at all times shall reserve and keep available, out of its authorized but unissued common stock, solely for the purpose of effecting the conversion of the Offered Preferred Stock (the “Conversion”), the full number of shares of common stock issuable upon the Conversion of all the Offered Preferred Stock from time to time outstanding. The Conversion Shares have been duly authorized, and when issued and delivered in the manner set forth in the Certificate of Designations, will be validly issued, fully paid and nonassessable.
               (e) No preemptive rights, resale rights, rights of first refusal or similar rights to subscribe for or purchase any shares of common stock or preferred stock of the Company exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement or the Conversion Shares pursuant to the Certificate of Designations, in each case, which have not been waived or complied with or will be waived or complied with on or before the Funding Date.
               (f) No further approval or consent by, or notice to, the stockholders or Board of Directors of the Company will be required for the issuance and sale of the Shares or the issuance of the Conversion Shares, as contemplated herein, except:
                    (i) pursuant to the Securityholders and Registration Rights Agreement, dated as of July 19, 2007, between Doral Holdings Delaware LLC (“Holdings”) and the Company (the “Stockholders Agreement”), a 20-day written notice must be provided to Holdings prior to an issuance of common stock, so long as Holdings owns at least 25% of the outstanding voting power of the Company; and
                    (ii) pursuant to New York Stock Exchange (the “NYSE”) Rule 312.03(c)(2), the stockholders of the Company must approve the issuance of common stock, or securities convertible into or exercisable for common stock, when such issuance will equal or exceed 20 percent of the number of shares of common stock outstanding before the issuance of common stock or securities convertible into or exercisable for common stock and, pursuant to NYSE Rule 312.03(b)(3), the stockholders of the Company must approve the issuance of common stock or securities convertible into or exercisable for common stock, when such issuance involves issuances to a substantial security holder (such common stockholder approvals being referred to herein as the “Stockholder Approval”). Notwithstanding the foregoing, the issuance and sale of the Shares prior to receipt of the Stockholder Approval will not contravene the rules and regulations of the NYSE.

          2.5. Stockholder Approval.
               (a) The Company will file a proxy statement in preliminary form with respect to a special meeting of stockholders of the Company (the “Stockholder Meeting”) to obtain Stockholder Approval within 90 days following the Closing Date, and thereafter, will use its reasonable best efforts to cause a definitive proxy statement (the “Proxy Statement”) to be available to be distributed to stockholders. If the Company is notified by the U.S. Securities and Exchange Commission (the “SEC”) that the proxy statement will not be subject to review or subject to further review, as the case may be, it will mail the Proxy Statement within five business days after such notification and hold the Stockholder Meeting within 25 business days after mailing the Proxy Statement. The Proxy Statement shall solicit each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions providing for the: (i) approval of the Conversion for purposes of NYSE Rule 312.03(c)(2) and (ii) approval of the Conversion for purposes of NYSE Rule 312.03(b)(3). The Company shall use its reasonable best efforts to solicit its stockholders’ approval of such resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such resolutions.
               (b) Notwithstanding Section 2.5(a) above, if a Failure Event occurs, the Company will file a proxy statement in preliminary form within 20 days following the return to the Purchasers of the Escrow Funds pursuant to the Escrow Agreement.
               (c) If the Company is unable to obtain the Stockholder Approval at the Stockholder Meeting, the Company will undertake to obtain such approval at (i) a special meeting of the Company’s stockholders held 90 days after the Stockholder Meeting and (ii) at least once every 90 days thereafter until Stockholder Approval is obtained.
               (d) If the Offered Preferred Stock (other than shares of Offered Preferred Stock held by investors that cannot invest directly in the Company’s Common Stock prior to receipt of HSR Approval and shares of Offered Preferred Stock that are not converted due to the Conversion Limit) remains outstanding on the 180th day following the Closing Date, the Conversion Price (as defined in the Certificate of Designations) will be decreased by 1.0%, subject to a maximum decrease of 10%, subject to adjustment, every 90 days thereafter (or the pro rata portion of such adjustments for any partial period) until the Offered Preferred Stock is no longer outstanding (other than shares of Preferred Stock held by investors that cannot invest directly in our Common Stock prior to receipt of HSR Approval and shares of Offered Preferred Stock that are not converted due to the Conversion Limit). The decreased Conversion Price shall not be applied with respect to shares of Offered Preferred Stock not previously converted due to the absence of an HSR Approval.
               (e) On or prior to the Funding Date, the Company will enter into a cooperation agreement, in substantially the form attached hereto as Exhibit C (the “Cooperation Agreement”), by and among the Company, Holdings, Doral Holdings L.P., and Doral GP Ltd. (such individuals and entities referred to as “Cooperation Agreement Stockholders”), committing each Cooperation Agreement Stockholder, among other things, to (i) vote their shares in favor of the resolutions described in Section 2.5(a) above, (ii) not voluntarily dissolve Holdings and Doral Holdings L.P. or transfer any of its shares of Common Stock prior to receipt of

Stockholder Approval, and (iii) to dissolve Holdings and its direct and indirect parent companies after receipt of the Stockholder Approval;
          2.6. Due Execution, Delivery and Performance of the Agreements.
               (a) The Company has full legal right, corporate power and authority to enter into this Agreement, the Escrow Agreement, and the Cooperation Agreement (the “Transaction Documents”) and to perform the transactions contemplated hereby and thereby. The Transaction Documents have been duly authorized, executed and delivered by the Company. The Transaction Documents constitute (assuming the due authorization, execution and delivery by the other party or parties hereto and thereto) legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and the application of equitable principles relating to the availability of remedies, subject to 12 U.S.C. §1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy, and except as rights to indemnity or contribution, including but not limited to, indemnification provisions set forth in Section 5.4 of this Agreement, may be limited by federal, state, or local securities law or the public policy underlying such laws and general equitable principles relating to the availability of remedies. The execution of the Transaction Documents by the Company and performance by the Company of its obligations under the Transaction Documents and the Certificate of Designations and the consummation of the transactions herein and therein contemplated will not violate any provision of the charter or bylaws of the Company or the organizational documents of any Subsidiary and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company or any Subsidiary (provided, however, that nothing contained in this Agreement shall be construed as to prevent the Company from granting the Purchasers a security interest in the Escrow Funds pursuant to the terms of the Escrow Agreement) pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which any of the Company or any Subsidiary is a party or by which any of the Company or any Subsidiary or their respective properties may be bound or affected, or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, self-regulatory organization (including the NYSE) administrative agency or other governmental agency or body applicable to the Company or any Subsidiary or any of their respective properties, and in each case that would have a Material Adverse Effect.
               (b) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), or approval of the shareholders of the Company, is required for the execution and delivery of this Agreement, the Transaction Documents or the consummation of the transactions contemplated hereby, other than (i) the filing of the Certificate of Designations with the Secretary of State of the Commonwealth of Puerto Rico; (ii) the registration of the Offered Common Stock, and the Conversion Shares, under the Securities Act, in accordance with Section 5 hereof; (iii) solely with respect to the issuance of the Conversion Shares in accordance with the Certificate of Designations, such approvals, authorizations, consents, orders or filings, approvals required in connection with the Stockholder Approvals, which will be effected in accordance with Section 2.5 above; or (iv) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares will be sold.
          2.7. Accountants. PricewaterhouseCoopers LLP (“PWC”), who has expressed its audit opinion with respect to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, which has been incorporated by reference in the Private Placement Memorandum, is a registered independent public accounting firm, within the meaning of the Code of Professional Conduct of the American Institute of Certified Public Accountants, as required by the Securities Act, and the rules and regulations promulgated thereunder (the “1933 Act Rules and Regulations”), and by the rules of the Public Company Accounting Oversight Board.
          2.8. No Defaults or Consents.
               (a) Neither the Company nor any of the Subsidiaries is in breach or violation of or in default under, nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under, or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under, (i) its charter or bylaws, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, (iii) any federal, state, local or foreign law, regulation or rule, (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (v) any decree, judgment or order applicable to it or any of its properties, which violation or default would, in the case of clauses (ii), (iii), (iv) and (v) above, either individually or in the aggregate with all other violations and defaults referred to in this paragraph, result in a Material Adverse Effect.
               (b) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares and the issuance of the Conversion Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, except such defaults that individually or in the aggregate would not cause a Material Adverse Effect, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any Subsidiary pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which either the Company or any Subsidiary or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its Subsidiaries or violate any provision of the charter or bylaws of the

Company or any of its subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect.
          2.9. No Actions.
               (a) There are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of the Subsidiaries is a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company or any Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect.
               (b) Neither the Company nor any Subsidiary is in violation of any rule or regulation of the SEC, the Office of Thrift Supervision (the “OTS”), the Federal Reserve or the FDIC, which would have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any Subsidiary is subject to any directive from the OTS, the Federal Reserve or the FDIC to make any change in the method of conducting its business or affairs, and the Company and each Subsidiary have conducted their businesses in compliance with all applicable statutes and regulations (including, without limitation, all regulations, decisions, directives and orders of the OTS, the Federal Reserve and the FDIC), except where the failure to so comply would not have, individually or in the aggregate, a Material Adverse Effect.
          2.10. Properties. The Company and each of the Subsidiaries have good and marketable title to all property (real and personal) described in the Private Placement Memorandum as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances, except where the failure to so own such property would not have, individually or in the aggregate, a Material Adverse Effect; all the property described in the Private Placement Memorandum as being held under lease by the Company or any Subsidiary is held thereby under valid, subsisting and enforceable leases, except where the failure to so lease such property would not have, individually or in the aggregate, a Material Adverse Effect.
          2.11. No Material Adverse Change.
               (a) Except as described in or contemplated by the Private Placement Memorandum, from December 31, 2009 until the date hereof, there has been no circumstance, effect, event or change that, individually or in the aggregate, has, or would reasonably be expected to have a Material Adverse Effect on the Company. The capitalization, assets, properties and business of the Company conform in all material respects to the descriptions thereof in the Private Placement Memorandum as of the date specified.
               (b) Except as described in or contemplated by the Private Placement Memorandum, from December 31, 2009 until the date hereof, neither the Company nor any Subsidiary has issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings in the ordinary course of business, or entered into any other transaction not in the ordinary course of business, in each case, which is material in light of the businesses and properties of the Company and the Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries has any material contingent liabilities of any kind, except as set forth in the Private Placement Memorandum.
               (c) Except as described in or contemplated by the Private Placement Memorandum, from December 31, 2009 until the date hereof, none of the Company or any of its Subsidiaries has declared or paid any dividend or distribution to any holder of its capital stock or other equity interests (other than any cash dividend or distribution from a wholly owned Subsidiary to another wholly owned Subsidiary or the Company).
          2.12. Reports. During the preceding twelve months, the Company and each Subsidiary have filed all material reports, registrations, documents, filings, statements and submissions together with any required amendments thereto, that it was required to file with any governmental agency or body applicable to the Company or any Subsidiary (the foregoing, collectively, the “Company Reports”) and have paid all material fees and assessments due and payable in connection therewith. The Company Reports were filed on a timely basis or the Company received a valid extension and has filed any such Company Reports prior to the expiration of any such extension. As of their respective filing dates, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable governmental agency or body, as the case may be. To the knowledge of the Company, as of the date of hereof, there are no outstanding comments from the SEC or any other governmental agency or body applicable to the Company or any Subsidiary with respect to any Company Report. The Company Reports, including the documents incorporated by reference in each of them, each contained all of the information required to be included in it and, when it was filed and as of the date of each such Company Report filed with or furnished to the SEC, such Company Report did not, as of its date or if amended prior to the date hereof, as of the date of such amendment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading and complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act. No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).
          2.13. Taxes. Except as disclosed in the Private Placement Memorandum, all tax returns required to be filed by the Company or any of the Subsidiaries have been timely filed (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect), and to the Company’s knowledge, all such returns are true, correct and complete; all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided or as would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary has knowledge of any tax deficiency that has been or might be asserted or threatened against it that could have a Material Adverse Effect.

          2.14. Transfer Taxes. All stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares to be sold to each Purchaser hereunder, as set forth in Schedule I to this Agreement, will have been, fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.
          2.15. Investment Company. Neither the Company nor any Subsidiary is, or after giving effect to the transactions contemplated hereby, will be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.
          2.16. Offering Materials. The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than the Private Placement Memorandum or any amendment or supplement thereto (including filings made by the Company under the Exchange Act and incorporated by reference into the Private Placement Memorandum). The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company that could result in the initial sale of the Shares not being exempt from the registration requirements of Section 5 of the Securities Act.
          2.17. Insurance. The Company and each of its Subsidiaries maintain insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company reasonably believes is adequate for its and its Subsidiaries businesses, including, but not limited to, insurance covering all real and personal property owned or leased by the Company or any Subsidiary against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, with such deductibles as are customary for companies in the same or similar business, all of which insurance is in full force and effect. Neither the Company nor any of its Subsidiaries has received any notice of cancellation of any such insurance, except for such cancellation as would not, individually or in the aggregate, have a Material Adverse Effect.
          2.18. Additional Information. The information contained in the following documents, taken as a whole, which the Placement Agent has furnished to each Purchaser (it being understood that all documents publicly filed with or publicly furnished to the SEC shall be deemed “furnished” for purposes of this Section 2.18) did not, as of the date hereof, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading:
               (a) the Private Placement Memorandum, including all addenda and exhibits thereto and any document incorporated by reference therein, other than this Agreement and appendices and exhibits hereto; and
               (b) the investor presentation distributed to potential Purchasers, including all addenda and exhibits thereto.
     The documents incorporated by reference in the Private Placement Memorandum or attached as exhibits thereto, at the time they became effective or were filed with the SEC, as the case may be, complied in all material respects with the requirements of the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder (the “1934 Act Rules and Regulations” and, together with the 1933 Act Rules and Regulations, the “Rules and Regulations”).
          2.19. Price of Common Stock. The Company has not taken, and will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the common stock to facilitate the sale or resale of the Shares.
          2.20. Use of Proceeds. The Company shall use the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Private Placement Memorandum.
          2.21. Use of Purchaser Name. Except as otherwise required by applicable law or regulation, the Company shall not use any Purchaser’s name or the name of any of such Purchaser’s affiliates or investment advisers in any advertisement, announcement, press release or other similar public communication unless it has received the prior written consent of the Purchasers for the specific use contemplated; provided that, to the extent such disclosure (i) is required to be disclosed under any law or regulation, (ii) is required to be disclosed or requested by, or necessary under the rules of, any court, any governmental agency or other regulatory authority (including, without limitation, any stock exchange or self-regulatory organization), or (iii) is necessary in connection with any action, investigation or proceeding (including, without limitation, as part of any interrogatory, court order, subpoena, administrative proceeding, civil investigatory demand, in each case whether oral or written, or any other legal or regulatory process), the Company shall provide such Purchaser with prior written notice of such disclosure to the extent practicable.
          2.22. Financial Statements. The financial statements incorporated by reference in the Private Placement Memorandum, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in “stockholder” equity of the Company and the Subsidiaries for the periods specified and have been prepared in compliance in all material respects with the requirements of the Securities Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved. There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed therein or in the Private Placement Memorandum.
          2.23. Listing Compliance.
               (a) The Company is in compliance with the requirements of the NYSE for continued listing of the Company’s common stock thereon. The Company has taken no action designed to, or, to its knowledge, likely to have the effect of, terminating the registration of the Company’s common stock under the Exchange Act or the listing of the Company’s common stock on the NYSE, nor has the Company received any notification that the SEC or the NYSE is contemplating terminating such registration or listing. The transactions contemplated by this Agreement will not contravene the rules and regulations of the NYSE. The Company will comply with all requirements of the NYSE with respect to the issuance of the Conversion Shares and shall use its reasonable best efforts to cause the Offered Common Stock and Conversion Shares to be listed on the NYSE.
               (b) The Company hereby undertakes to file, and use reasonable best efforts to cause to be approved, a supplemental listing application with NYSE for the Offered Common Stock and Conversion Shares
          2.24. Internal Accounting Controls.
               (a) The Company and each of the Subsidiaries maintain a system of internal accounting controls meeting the requirements of Section 13(b)(2) of the Exchange Act and sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for the Company’s assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
               (b) The Company maintains a system of internal accounting controls it has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that (i) material information relating to the Company and its Subsidiaries is made known to the management of the Company by others within those entities as appropriate to allow timely decisions regarding required disclosure and to make the certificates required by the Exchange Act with respect to documents required to be filed by the Company with the SEC, and (ii) the Company has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s auditors and the audit committee of the Company’s Board of Directors (A) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data and have identified for the Company’s auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. The principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC, and the statements contained in each such certification are complete and correct; the Company, the Subsidiaries and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the SEC and the NYSE promulgated thereunder.

          2.25. Foreign Corrupt Practices. Neither the Company, nor any Subsidiary, nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any Subsidiary has in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “Foreign Corrupt Practices Act”); or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. The Company and its Subsidiaries have instituted and maintain policies and procedures de signed to ensure continued compliance with the Foreign Corrupt Practices Act.
          2.26. Money Laundering. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended (the “Bank Secrecy Act”), the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and the Company will not knowingly directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in any country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.
          2.27. Employee Relations.
               (a) Except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; (ii) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries, (C) no union representation dispute or collective bargaining agreement currently existing concerning the employees of the Company or any of the Subsidiaries, (iii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries, and (iv) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended, including regulations and published interpretations thereunder (“ERISA”), as amended, or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries.
          2.28. ERISA. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and each of the Subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with all presently applicable provisions of ERISA; no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of its Subsidiaries or ERISA Affiliates would have any liability; the Company and each of its Subsidiaries or their ERISA Affiliates have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”); and each “employee benefit plan” for which the Company and each of its Subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or a Subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or Section 400(b) of ERISA of which the Company or such Subsidiary is a member.
          2.29. Environmental Matters. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) none of the Company, its Subsidiaries or any of their respective properties, assets and operations are in violation of any Environmental Laws (as defined below) and (ii) neither the Company nor any of its Subsidiaries are required to hold any permits or obtain any authorizations under any Environmental Laws (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).
          2.30. Integration; Other Issuances of Shares. Neither the Company nor any Subsidiary or any affiliates, nor any person acting on its or their behalf, has issued any Shares or shares of any other series of common or preferred stock, or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of capital stock which would be integrated with the sale of the Shares to the Purchasers for purposes of the Securities Act or of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the NYSE, nor will the Company or its Subsidiaries or affiliates or any person acting on behalf of the Company take any action or steps that would require registration of any of the Shares under the Securities Act or cause the offering of the

Shares to be integrated with other offerings. Assuming the accuracy of the representations and warranties of Purchasers, the initial offer and sale of the Shares by the Company to the Purchasers pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.
          2.31. Non-Public Information.
               (a) The Company confirms that neither it nor any of its officers or directors nor any other Person acting on its or their behalf has provided, and it has not authorized the Placement Agent to provide, any Purchaser or its respective agents or counsel with any information that it believes constitutes or could reasonably be expected to constitute material, non-public information except insofar as the existence, provisions and terms of this Agreement and the proposed transactions hereunder or contemplated herein (including, the Acquisition) may constitute such information.
               (b) The Company shall use its reasonable best efforts to (i) issue a press release announcing the signing of this Agreement prior to 9:30 a.m., New York City Time, on the first business day after the date hereof (which press release will disclose both the Non-Contingent Tranche and the Contingent Tranche, and describing, without naming the targets, that the proceeds of the Contingent Tranche are being held in escrow to support Doral Bank PR’s efforts related to a possible assisted transaction, and will be returned to investors if the transaction is not completed), (ii) file a Current Report on Form 8-K describing the material terms of the transactions contained in this Agreement, (iii) issue a press release announcing the closing of an Acquisition or the occurrence of a Failure Event prior to 8:30 a.m., New York City time, on the first business day after the Closing Date or the second business day after the occurrence of the Failure Event, as the case may be, and (iv) file a Current Report on Form 8-K describing the material terms of the transactions contained in any Acquisition agreements, and attaching as an exhibit to such Form 8-K the Acquisition agreements (the “Closing 8-K Filing”) prior to 5:30 p.m., New York City time, on the first business day after the Closing Date.
               (c) After giving effect to the filing of the Closing 8-K Filing or the filing of a Current Report on Form 8-K after the occurrence of a Failure Event, the Purchasers will not be in possession of any material non-public information relating to the Company and its Subsidiaries. Notwithstanding the foregoing, nothing contained in this Section 2.31(c) shall require the Company to release information covered by a confidentiality agreement with the FDIC, if any.
               (d) The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Purchaser with any material, non-public information regarding the Company or any of its Subsidiaries from and after the earlier of (i) the filing of the Closing 8-K Filing with the SEC; and (ii) the unwinding of the Escrow Account following a Failure Event, without the prior express written consent of such Purchaser.
          2.32. Risk Management Instruments. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, any and all material interest rate swaps, caps, floors, option agreements (other than employee stock options)

and other interest risk management arrangements, whether entered into for the account of the Company or one of its Subsidiaries or for the account of a customer of the Company or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance with applicable laws, rules, regulations and policies of all applicable regulatory agencies. The Company and each of its Subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder
          2.33. Mortgage Banking Business. Except as has not had and would not reasonably be expected to have a Material Adverse Effect:
               (a) The Company and each Subsidiary has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Company or any Subsidiary satisfied, (i) all applicable federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (ii) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Company or any Subsidiary and any Agency, Loan Investor or Insurer, (iii) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (iv) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan; and
               (b) No Agency, Loan investor or Insurer has (i) claimed in writing that the Company or any Subsidiary has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Company or any Subsidiary to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (ii) imposed in writing restrictions on the activities (including commitment authority) of the Company or any Subsidiary or (iii) indicated in writing to the Company or any Subsidiary that it has terminated or intends to terminate its relationship with the Company or any Subsidiary for poor performance, poor loan quality or concern with respect to the Company’s or any Subsidiary’s compliance with laws.
               (c) For purposes of this Section 2.33:
                    (i) “Agency” shall mean the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (A) authority to determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company or any Subsidiary or (B) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including without limitation, state and local housing finance authorities.

                    (ii) “Loan Investor” shall mean any person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Company or any Subsidiary or a security backed by or representing an interest in any such mortgage loan; and
                    (iii) “Insurer” means a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Company or any Subsidiary, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.
          2.34. Shell Company Status. The Company is not, and has never been, an issuer of the type described in Rule 144(i)(l) under the Securities Act.
          2.35. Solvency. The Company and each of its Subsidiaries do and will after giving effect to the transactions contemplated hereby to occur (i) own assets the fair saleable value of which are (A) greater than the total amount of its liabilities (including known contingent liabilities) and (B) greater than the amount that will be required to pay the probable liabilities of its existing debts as they become absolute and matured considering the financing alternatives reasonably available to it, and (ii) not have capital that will be unreasonably small in relation to its business as presently conducted or contemplated. The Company has no knowledge of any facts or circumstances which lead it to believe that it or any of its Subsidiaries will be required to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction, and has no present intent to so file.
          2.36. Transactions With Affiliates and Employees. Except as set forth in the Private Placement Memorandum and other than the grant of stock options or other equity awards that are not individually or in the aggregate material in amount, none of the officers or directors of the Company and, to the Company’s knowledge, none of the employees of the Company, is presently a party to any transaction with the Company or to a presently contemplated transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.
          2.37. Application of Takeover Protections; Rights Agreements. The Company has not adopted any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s articles of incorporation or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Purchaser solely as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Shares and any Purchaser’s ownership of the Shares or the Conversion Shares.

          2.38. Adequate Capitalization. As of December 31, 2009, the Company’s Subsidiary insured depository institutions meet or exceed the standards necessary to be considered “adequately capitalized” under the FDIC’s regulatory framework for prompt corrective action.
          2.39. FDIC Policy Statement. The Company and Doral Bank PR are not subject to, and do not expect that, as a result of the issuance of Shares provided herein or otherwise arising in connection with the Acquisition, they will become subject to, the FDIC Statement of Policy on Qualifications for Failed Bank Acquisitions (August 26, 2009) (the “FDIC Policy Statement”).
          2.40. Compliance with Other Regulations. The Company has no knowledge of any facts and circumstances, and has no reason to believe that any facts or circumstances exist, that would cause any of its Subsidiary banking institutions: (i) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act (“CRA”) and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory”; (ii) to be deemed to be operating in violation, in any material respect, of the Bank Secrecy Act, the Patriot Act, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance, in any material respect, with all applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations as well as the provisions of all information security programs adopted by the Subsidiaries.
          2.41. Substantially Similar Agreement. Except as disclosed in the Private Placement Memorandum or the Transaction Documents, the Company has no other agreements with any Purchaser to purchase Offered Shares on terms that are not substantially similar to the Purchasers hereunder.
          2.42. Ownership. Based on the stock register of the Company, Holdings is the owner of a majority of the shares of the Company’s Common Stock.
          2.43. Enforcement of Cooperation Agreement. The Company agrees that it shall use its reasonable best efforts to enforce its rights under the Cooperation Agreement, including Section 3.05 thereof.
          SECTION 3. Representations, Warranties and Covenants of Each Purchaser. Each Purchaser, severally and not jointly, represents and warrants to, and covenants with, the Company that:
          3.1. Experience. (i) Such Purchaser is knowledgeable, sophisticated and experienced in financial and business matters, in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and comparable entities, has the ability to bear the economic risks of an investment in the Shares and has reviewed carefully the Private Placement Memorandum and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares, including all information it deems relevant as the intended use of proceeds and resulting impact on the Company; (ii) Purchaser is acquiring up to the number of Shares set forth in Schedule I in the ordinary course of its business and for its own account and with no present intention of distributing any of the Shares, or Conversion Shares, or any arrangement or understanding with any other persons regarding the distribution of such Shares, or Conversion Shares (it being understood and agreed that this representation and warranty does not limit the Purchaser’s rights to sell or otherwise transfer shares pursuant to the Registration Statement or in compliance with the Securities Act and the Rules and Regulations or to transfer Shares to its partners or members in compliance with the Securities Act and the Rules and Regulations); (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, or Conversion Shares, nor will the Purchaser engage in any short sale that results in a disposition of any of the Shares, or Conversion Shares by the Purchaser, except in compliance with the Securities Act and the Rules and Regulations and any applicable state securities laws; (iv) the Purchaser has completed or caused to be completed, or will complete or cause to be completed promptly after the date hereof but in any event within fifteen (15) days after the date hereof, the Registration Statement Questionnaire attached hereto as part of Appendix I, for use in preparation of the Registration Statement, and the answers thereto are or will be true and correct as of the date it is so completed, and will be confirmed promptly by the Purchaser on written request of the Company (failure of the Purchaser to respond within two business days of receipt to be taken as confirmation); (v) the Purchaser has, in connection with its decision to purchase the number of Shares set forth in Schedule I, relied solely upon the Private Placement Memorandum and the representations and warranties of the Company contained herein and the Purchaser’s own investigation of the Company (including the intended use of proceeds and resulting impact on the Company); (vi) the Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them; and (vii) the Purchaser is one of (A) an “institutional accredited investor” as defined in clauses (1), (2), (3), (4), (7) and (8) of Rule 501(a) of Regulation D promulgated under the Securities Act, (B) an “accredited investor” that is also a direct or indirect investor in Holdings or (C) an “accredited investor” who is also a director or executive officer of the Company.
          3.2. Reliance on Exemptions. The Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.
          3.3. Confidentiality. For the benefit of the Company, the Purchaser previously agreed with the Placement Agent to keep confidential all information concerning this private placement, including without limitation, the assets that the Company may acquire pursuant to the Acquisition. The Purchaser understands that the information contained in the Private Placement Memorandum is strictly confidential and proprietary to the Company and is being submitted to the Purchaser solely for such Purchaser’s confidential use. The Purchaser agrees to use the information contained in the Private Placement Memorandum for the sole purpose of evaluating a possible investment in the Shares and the Purchaser acknowledges that it is prohibited from reproducing or distributing the Private Placement Memorandum, this Agreement, or any other offering materials or other information provided by the Company in connection with the Purchaser’s consideration of its investment in the Company, in whole or in part, or divulging or discussing any of their contents, except to its financial, investment or legal advisors and its custodians and administrators in connection with its proposed investment in the Shares. Further, the Purchaser understands that the existence and nature of all conversations and presentations, if any, regarding the Company and this offering must be kept strictly confidential, except as provided in the prior sentence. The Purchaser understands that the federal securities laws impose restrictions on trading based on information divulged in connection with this Offering. The obligations set forth in this Section 3.3 will terminate upon the earlier of the filing by the Company of the Closing 8-K Filing with the SEC or the filing of a Current Report on Form 8-K after the occurrence of a Failure Event. The foregoing agreements shall not apply to any information that (i) is or becomes publicly available through no fault of the Purchaser, (ii) is required to be disclosed under any law or regulation, (iii) is required to be disclosed or requested by, or necessary under the rules of, any court, any governmental agency or other regulatory authority (including, without limitation, any stock exchange or self-regulatory organization), or (iv) is necessary in connection with any action, investigation or proceeding (including, without limitation, as part of any interrogatory, court order, subpoena, administrative proceeding, civil investigatory demand, in each case whether oral or written, or any other legal or regulatory process); provided, however, that if the Purchaser is, subject to the exceptions in the immediately preceding sentence, legally required to disclose any information as provided in clauses (ii) – (iv) above, such Purchaser shall provide the Company with prior written notice of such disclosure to the extent practicable. To the extent legally permissible, the Purchaser will (at the Company’s expense) cooperate with the Company to the extent the Company may seek to limit such disclosure or avoid the requirement for such disclosure, including cooperating with the Company’s efforts to seek an order or other reliable assurance that confidential treatment will be afforded to the disclosed information.
          Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement should be considered to impose on the Purchaser any limitation on disclosure of the tax treatment or tax structure of the transactions or matters described herein.
          3.4. Investment Decision. The Purchaser understands that nothing in this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares, including the Private Placement Memorandum, constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.
          3.5. Risk of Loss. The Purchaser understands that its investment in the Shares involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment, and the Purchaser has full cognizance of and understands all of the risk factors related to the Purchaser’s purchase of the Shares, including, but not limited to, those set forth as “Risk Factors” in the Private Placement Memorandum and the risks involved in acquiring assets from an institution in FDIC receivership. The Purchaser understands that the market price of the Company’s common stock has been volatile, that there is no existing market for the Offered Preferred Stock and that no representation is being made as to the future value of the Shares or the future value or performance of any of the assets that the Company may acquire pursuant to the Acquisition.
          3.6. Legend. The Purchaser understands that, until such time as the Registration Statement has been declared effective, or the Shares or Conversion Shares may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1), the Shares and Conversion Shares will bear a restrictive legend in substantially the following form (the “Transfer Legend”):
“THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT), THE PUERTO RICO UNIFORM SECURITIES ACT (THE “PRUSA”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER EACH OF THE SECURITIES ACT AND THE PRUSA OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH THE PRUSA AND ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT, THE PRUSA AND SUCH OTHER APPLICABLE LAWS.”
          3.7. Transfer Restrictions. (a) Until the earlier of (i) the Closing Date and (ii) unwinding of the Escrow Account following a Failure Event, the shares of Offered Preferred Stock issued in the Non-Contingent Tranche may not be offered, sold, pledged or otherwise transferred by a Purchaser except transfers to (A) the Company or its affiliates, (B) affiliates of such Purchaser, (C) persons that share a common discretionary investment adviser with such Purchaser or (D) for estate planning. Any such transfer must include the right to receive a corresponding portion of the Escrow Securities.
               (b) Consistent with the Transfer Legend set forth in Section 3.6, the Shares, and Conversion Shares, may only be disposed of in compliance with federal, state, or local securities laws. In connection with any transfer of Shares, or Conversion Shares, other than pursuant to the Registration Statement, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of the transferred Shares, or Conversion Shares, under the Securities Act. As a condition of such transfer (unless effected pursuant to the Registration Statement or under Rule 144), any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement. The certificates representing the Shares, or Conversion Shares, may be subject to a stop transfer order for the purpose of enforcing the foregoing provisions, and the Company will instruct the transfer agent to transfer Shares, or Conversion Shares, to a transferee if the foregoing provisions are complied with and if, in the case of a transfer pursuant to the Registration Statement, the transferor causes the Prospectus (as defined in Section 3.9) to be delivered to the transferee (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule). At such time as the Shares, or Conversion Shares, are no longer required to bear a Transfer Legend, the Company agrees that it will, no later than three (3) business days after delivery by the Purchaser to the Company or its transfer agent of a certificate (in the case of a transfer, in the proper form for transfer) representing Shares, or Conversion Shares, issued with the foregoing Transfer Legend, deliver or cause to be delivered to the Purchaser a certificate representing such Shares, or Conversion Shares, that is free from all restrictive and other legends. The Company shall not make any notation on its records or give instructions to its transfer agent that enlarge the restrictions on transfer set forth in this Section 3.7.
          3.8. Residency. The Purchaser’s principal executive offices are in the jurisdiction set forth immediately below the Purchaser’s name on the signature pages hereto.
          3.9. Public Sale or Distribution. The Purchaser hereby covenants with the Company not to make any sale of the Shares, or Conversion Shares, under the Registration Statement without complying with the provisions of this Agreement and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule). The Purchaser acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus (the “Prospectus”) forming a part of the Registration Statement (a “Suspension”) until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act. Without the Company’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, the Purchaser shall not use any written materials to offer the Shares, or Conversion Shares, for resale other than the Prospectus, including any “free writing prospectus” as defined in Rule 405 under the Securities Act. The Purchaser covenants that it will not sell any Shares, or Conversion Shares, pursuant to said Prospectus during any period when the Purchaser’s use of the Prospectus is suspended pursuant to the last paragraph of Section 5.1 hereof. So long as the Purchaser holds Registrable Securities, on written request of the Company the Purchaser agrees to notify the Company of the sale of all of such Registrable Securities.
          3.10. Organization; Validity; Enforcements. To the extent the Purchaser is not a natural person, the Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the making and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions herein contemplated will not violate any provision of the organizational documents of the Purchaser (to the extent the Purchaser is not a natural person) or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party or, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Purchaser, (iii) except for HSR Approval in the case of Purchasers that indicate on the signature page hereof that they are subject to HSR Approval, no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required on the part of the Purchaser for the execution and delivery by the Purchaser of this Agreement or the consummation by the Purchaser of the transactions contemplated by this Agreement, (iv) upon the execution and delivery of this Agreement, this Agreement shall (assuming the due authorization, execution and delivery by the Company and the other parties hereto) constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to, or the enforcement of creditor’s rights and the application of equitable principles relating to, the availability of remedies, and except as rights to indemnity or contribution, including, but not limited to, the indemnification provisions set forth in Section 5.4 of this Agreement, may be limited by federal, state, or local securities laws or the public policy underlying such laws, and (v) there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement.
          3.11. Short Sales. After the date the Purchaser entered into a confidentiality undertaking with the Placement Agent with respect to the transactions contemplated hereby, the Purchaser has not taken, and prior to the earlier of (i) the public announcement of the Acquisition or (ii) the unwinding of the Escrow Account, the Purchaser shall not take, any action that has caused or will cause the Purchaser to have, directly or indirectly, sold or agreed to sell any shares of Offered Common Stock, effected any short sale of Offered Common Stock, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Offered Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Offered Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Offered Common Stock.
          3.12. Control. Assuming the accuracy of the representations and warranties of the Company and the other Purchasers, and the performance of the covenants and agreements of the Company contained herein, after giving effect to the purchase of the Shares set forth opposite each Purchaser’s name in Schedule I, a Purchaser, either acting alone or together with any other person or entity that to its knowledge may be affiliated with such Purchaser, or deemed to be acting in concert with such Purchaser pursuant to 12 C.F.R. Part 303, Subpart E, or 12 C.F.R. § 225.41, will not own, control or have the power to vote in excess of, (a) other than the Purchaser(s) listed on Schedule III hereto, if such Purchaser is or is controlled by a company registered under the BHC Act (a “BHC”), 4.9% of the shares of the Company’s voting stock outstanding, or (b) if such Purchaser is not a BHC, 9.9% of the shares of the Company’s voting stock outstanding, in each case immediately after giving effect to the issuance of all of the Shares offered by the Private Placement Memorandum. Without limiting the foregoing, each Purchaser represents and warrants that it does not have control and has no present intention of acquiring control of the Company, as “control” is defined in 12 C.F.R. Part 303, Subpart E or 12 C.F.R. § 225.2 and interpreted in the Federal Reserve Board’s “Policy Statement on Equity Investments in Banks and Bank Holding Companies” found in 12 C.F.R. §225.144.
          3.13. Prohibited Person. Neither the Purchaser, nor any person controlling, controlled by, or under common control with the Purchaser, nor, to such Purchaser’s knowledge, any person having a beneficial interest in the Purchaser, nor any other person on whose behalf a subscriber is acting, is any of the following (each a “Prohibited Person”):
               (a) a person whose name appears on the List of Specially Designated Nationals and Blocked Persons maintained by OFAC; “designated national” other than an “unblocked national” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515;
               (b) a person with whom a United States citizen or entity is prohibited from transacting business, whether such prohibition arises under United States law, regulation, executive order, anti-money laundering laws, regulations or orders, or as a result of any list published by the U.S. Department of Commerce, the U.S. Department of Treasury, or the U.S. Department of State including any agency or office thereof;
               (c) a person who has funded or supported terrorism or suspected terrorist organizations or who has engaged in, or derived funds from, activities that relate to the laundering of the proceeds of illegal activity;
               (d) a non-U.S. shell bank (a bank without a physical presence in any country) or a person providing banking services indirectly to a non-U.S. shell bank;
               (e) a senior non-U.S. political figure or an immediate family member or close associate of such figure or an entity owned or controlled by such a figure; or
               (f) a person who, to the knowledge of the Purchaser, will result in, by reason of such person’s participation in the Offering or ownership of shares of Company common stock, the violation of any law, regulation, or governmental order (including banking or other financial institution regulatory laws, regulations or orders) to which the Company is subject.
               (g) If the Purchaser is a financial institution that is subject to the Bank Secrecy Act, the Purchaser has met and will continue to meet all of its obligations under the Bank Secrecy Act.
               (h) The funds to be used by the Purchaser to purchase the Shares are derived from legitimate and legal sources and not from any Prohibited Person.
          3.14. Representation. The Purchaser understands and agrees that Skadden, Arps, Slate, Meagher & Flom LLP represents the Placement Agent and not any Purchaser individually or the Purchasers collectively. The Purchaser further understands and agrees that the interest of the Placement Agent may be different than the interests of the Purchasers.

          3.15. Taxes on Escrow Account. Purchaser shall be treated for tax purposes as owning their pro rata portion of the assets held in the Escrow Account until the earlier of: (1) the date of the consummation of the Acquisition, or (2) the date upon which the funds held in the Escrow Account are returned to Purchaser. Until such date, Purchaser must include their pro rata portion of all items of income, deduction, and credit of the Escrow Account.
          SECTION 4. Conditions Precedent and Closing Deliverables.
          4.1. Purchasers’ Conditions Precedent to Funding. Each Purchaser’s obligation to (a) pay the aggregate non-contingent purchase price and accept delivery of stock certificate(s) (or shares in book-entry form) to finalize the sale of the aggregate number of non-contingent Shares set forth adjacent to such Purchaser’s name on Schedule I and (b) fund the contingent purchase price to the Escrow Account shall be subject to the following conditions: (i) the Company shall have filed the Certificate of Designations with the Secretary of State of the Commonwealth of Puerto Rico pursuant to the Puerto Rico General Corporations Law; (ii) the Company’s representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must be accurate as of the date hereof and as of the Funding Date, as though made on and as of such date, except for those representations and warranties explicitly made as of a different date (which shall be accurate on and as of such date); (iii) the Company shall have entered into the Escrow Agreement in substantially the form provided as Exhibit B whereby the Escrow Agent shall have executed and delivered to the Company the Escrow Agreement and shall execute and deliver to the Company a receipt for the escrow funds; (iv) the Company shall have entered into the Cooperation Agreement in substantially the form provided as Exhibit C whereby the Cooperation Agreement Stockholders covenant to vote all of their existing securities in favor of all resolutions related to the Conversion; (v) the delivery to the Purchasers by counsel to the Company of a legal opinion (which may be relied upon by the Placement Agent as if such opinion were addressed to it) substantially in the form attached hereto as Exhibit D-I; (vi) the delivery to the Purchasers by the Company’s counsel in Puerto Rico of a legal opinion (which may be relied upon by the Placement Agent as if such opinion were addressed to it) in the form attached hereto as Exhibit D-II; (vii) receipt by the Purchasers of a certificate (which may be relied upon by the Placement Agent as if such certificate were addressed to it) executed by the chief executive officer and the chief financial or accounting officer of the Company, dated as of the Funding Date, to the effect that the representations and warranties of the Company set forth herein were true and correct as of the date hereof and are true and correct as of the Funding Date and that the Company has complied with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to the Funding Date; (viii) such Purchaser shall not have been made subject to the FDIC Policy Statement solely as a result of its purchase of Shares hereunder; and (ix) the Company shall have received subscriptions for Shares aggregating at least $600 million (subject to reduction due to rounding).
          4.2. Bid Condition. Prior to Doral Bank PR submitting a bid, or any material change to a bid previously submitted, the Company shall certify to the Escrow Agent that it has determined that such bid constitutes a Qualified Acquisition (as defined herein). A “Qualified Acquisition” is one in which the Company would, on a pro forma basis as of December 31, 2009, have (a) a Tier 1 risk-based capital ratio as determined in accordance with 12 C.F.R. part 225, appendix A, of not less than 16.0%, and (b) a tangible book value per share of not less than $7.69.

Tangible book value per share for these purposes shall be calculated by deducting from book value per share, as determined in accordance with generally accepted accounting principles, goodwill resulting from purchase accounting and the core deposit intangible that would result from the Acquisition. In determining whether a bid is a Qualified Acquisition, the Company shall be entitled to include any disposition of assets or repayment or satisfaction of liabilities if such action has been consummated or if the Company has entered into a binding contract with a counterparty ((which contract may be subject to conditions) and the Company must expect the contract to be consummated within 30 days after the Acquisition). Any variance between the pro forma metrics included in the Qualified Acquisition and the corresponding actual metrics, including any variance between estimates underlying the pro forma metrics and actual results will not, in the absence of bad faith on the part of the Company, result in any liability to the Company.
          4.3. Purchasers’ Conditions Precedent to the Closing Date of the Contingent Tranche. The release of funds from the Escrow Account and each Purchaser’s obligation to accept delivery of stock certificate(s) to finalize the sale of the aggregate number of contingent Shares set forth adjacent to such Purchaser’s name on Schedule I, on the Closing Date shall be subject to the Company having delivered to the Escrow Agent a certificate confirming that a Disbursement Event has occurred and instructing the Escrow Agent to release the Escrow Funds.
          4.4. Company’s Conditions Precedent to the Closing Date. The Company’s obligation to complete the purchase and sale of the Shares and deliver such stock certificate(s) (or shares in book-entry form) to each Purchaser at the Closing Date shall be subject to prior receipt by the Escrow Agent of funds in the full amount of the aggregate purchase price adjacent to such Purchaser’s name on Schedule I hereto.
          4.5. Closing Deliverables. On the Closing Date the Company shall deliver, or cause to be delivered, to each Purchaser a legal opinion of Company’s counsel in Puerto Rico (which may be relied upon by the Placement Agent as if such opinion were addressed to it) in the form attached hereto as Exhibit D-III.
          SECTION 5. Registration of the Offered Common Stock, Conversion Shares and Holdings’ Common Stock; Compliance with the Securities Act.
          5.1. Registration Procedures and Expenses. The Company shall:
          (a) as soon as practicable, but in no event later than 90 days following the Closing Date (the “Initial Filing Deadline”), prepare and file with the SEC a Registration Statement on Form S-1 (the “Initial Registration Statement”) relating to the resale of Registrable Securities; provided, however, that if a Failure Event occurs (or the Escrow Agreement has otherwise been terminated), the Initial Filing Deadline shall be 20 days following the return to the Purchasers of the Escrow Funds pursuant to the Escrow Agreement. “Registrable Securities” means the Offered Common Stock and the Conversion Shares (including shares of common stock issuable as a result of an anti-dilution adjustment to the Conversion Price (as defined in the Certificate of Designation)), the shares of Common Stock owned as of the date hereof by Holdings and any capital stock of the Company issued with respect to the Shares or such shares owned by Holdings as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, provided that Offered Common Stock, Conversion Shares, shares of Common Stock owned by Holdings or other capital stock shall not be Registrable Securities when (i) it is sold pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 under the Securities Act, (ii) on and after the one-year anniversary of the Closing Date or, if none, the Funding Date, or (iii) it has ceased to be outstanding;
          (b) use its reasonable best efforts, subject to receipt of necessary information from the Holders (as defined herein), to cause the SEC to declare the Initial Registration Statement effective within 180 days of the Closing Date; provided, however, that if a Failure Event occurs or the Escrow Agreement has otherwise been terminated, the Company shall use its reasonable best efforts, subject to receipt of necessary information from the Holders (including a completed Registration Statement Questionnaire (in the form attached hereto as part of Appendix I), to cause the SEC to declare the Initial Registration Statement effective within 110 days of the Funding Date) and in any event no later than five business days following notification from the SEC that the Initial Registration Statement will not be subject to review or that the SEC has no further comments to the Initial Registration Statement;
          (c) include in the Initial Registration Statement such information regarding each Holder from which the Company has received a completed Registration Statement Questionnaire to allow such Holder to deliver the prospectus to purchasers of Registrable Securities;
          (d) notify the Holders via facsimile or electronic mail of a “.pdf” format data file of the effectiveness of a Registration Statement within one (1) business day of the effective date of such Registration Statement. The Company shall, on the first business day after the effective date of a Registration Statement, file a final Prospectus with the SEC under Rule 424(b);
          (e) promptly prepare and file with the SEC such amendments and supplements to any Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until such time as there are no Registrable Securities remaining (the “Registration Period”);
          (f) provide to each Holder who has returned a completed Registration Statement Questionnaire (in the form attached hereto as part of Appendix I) to the Company, a copy of any disclosure regarding the plan of distribution or the selling stockholders, in each case, with respect to such Holder, at least two business day in advance of any filing with the SEC of any Registration Statement or any amendment or supplement thereto that includes such information (failure of the Holder to respond within two business days of receipt to be taken as confirmation that such information with respect to such Holder constitutes written information furnished to the Company by or on behalf of such Holder expressly for use in such Registration Statement for purposes of Section 5.4);
          (g) furnish to any Holder with respect to the Registrable Securities registered under a Registration Statement (and to each underwriter, if any, of such Registrable Securities) such number of copies of Prospectuses and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by such Holder;
          (h) file documents required of the Company for Blue Sky clearance in states specified in writing by any Holder of Registrable Securities; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;
          (i) in order to enable the Holders to sell the Registrable Securities under Rule 144 under the Securities Act, for a period of one year from the Closing Date or the unwinding of the Escrow Account following a Failure Event, as the case may be, use its reasonable best efforts to comply with the requirements of Rule 144, including, without limitation, using its reasonable best efforts to comply with the requirements of Rule 144(c)(1) with respect to public information about the Company and to timely file all reports required to be filed by the Company under the Exchange Act;
          (j) ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading;
          (k) subject to the “black-out” provisions in the last paragraph of this Section 5.1, notify the Holders in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that such notice shall not contain any material, non-public information), and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission;
          (l) notify the Holders as promptly as practicable when any post-effective amendment has become effective;
          (m) use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the prompt withdrawal of such order or suspension and to notify each Holder of Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual written notice of the initiation or written threat of any proceeding for such purpose;
          (n) include in the “Plan of Distribution” section of any Registration Statement disclosure substantially to the effect that: “The selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions”;

          (o) upon receipt of a completed Registration Statement Questionnaire (in the form attached hereto as part of Appendix I) after the date on which the Registration Statement becomes effective, together with any other information the Company may reasonably request, within 15 business days of receipt, or within 15 business days of the end of any period during which the Company has suspended use of the Registration Statement, file any amendments to the Registration Statement or supplements to the related prospectus as are necessary and permitted to allow any Holder from which the Company has received a completed Registration Statement Questionnaire to deliver the prospectus to purchasers of Registrable Securities; provided that the Company will not be obligated to file more than one post-effective amendment in any 60-calendar day period;
          (p) bear all expenses in connection with the procedures in paragraphs (a) through (o) of this Section 5.1, as well as Section 5.2, and the registration of the Registrable Securities pursuant to any Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Holders or underwriting discounts, brokerage fees and commissions incurred by the Holders, if any, in connection with the offering of the Registrable Securities pursuant to any such Registration Statement; and
          (q) use its reasonable best efforts to list the Common Stock and the Conversion Shares on the NYSE by the effective date of the Initial Registration Statement or, if earlier, 180 days after the Closing Date or the unwinding of the Escrow Account following a Failure Event, as the case may be.
     The Company understands that each Holder disclaims being an underwriter, but any such Holder being deemed an underwriter shall not relieve the Company of any obligations it has hereunder. If the SEC requires that any Holder be named as an underwriter in any Registration Statement, such Holder may (and the Company will use its reasonable best efforts to allow such Holder to) withdraw its Shares from such Registration Statement. A draft of the proposed form of the Registration Statement Questionnaire related to a Registration Statement to be completed by each Holder (including the Purchasers) is attached hereto as Appendix I.
     As used herein, “Holder” means any Purchaser, Holdings (or any intended direct or indirect transferee of Holdings pursuant to its dissolution or other pro rata distribution of the Shares of the Company’s Common Stock held by Holdings), and any other holder of Registrable Securities to which the registration rights conferred by this Agreement have been transferred in compliance with Section 5 hereof.
     The Company may suspend (such period of time, a “Suspension Period”) the Holders’ use of any Registration Statement for a maximum of 45 calendar days in any 180 day period (an “Allowable Suspension Period”), if the Company, in its reasonable judgment, believes that (i) such Registration Statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) circumstances exist that make the use of such Registration Statement, prospectus or prospectus supplement inadvisable. However, if the Company determines in good faith that it would be materially detrimental to the Company or its securityholders for such use of such Registration Statement not to be suspended at such time, the Company may extend the Suspension Period from 45 calendar days to 90 calendar days; provided that the Company shall extend the Suspension Period (i) only if it generally exercises similar black-out rights against holders of similar securities that have registration rights and (ii) not more than once in any 12-month period. The Company will not specify the nature of the event giving rise to a Suspension Period in any notice to Holders of the existence of such a Suspension Period.
          5.2. Additional Registration Statements. If for any reason the SEC does not permit all Registrable Securities to be included in the Initial Registration Statement (such that the Initial Registration Statement may be used for resales in a manner that does not constitute, in the SEC’s view, an offering by the Company and that permits the continuous resale at the market by the Holders participating therein without being named therein as “underwriters”), then:
          (a) The Company shall promptly notify Holders and (i) first, exclude the shares held by any officer or director of the Company; (ii) second, exclude the Existing Shares (as defined herein) held by any Holder that is not an affiliate of the Company, any managing member of Doral GP Ltd. or any of such managing member’s affiliates; and (iii) third, reduce the number of Registrable Securities to be included in such Registration Statement by the Holders until such time as the SEC shall so permit such Registration Statement to become effective and be used for resales in a manner that does not constitute an offering by the Company and that permits the continuous resale at the market by the Holders participating therein without being named therein as “underwriters.” In making such reduction, the Company shall reduce the number of shares to be included by all such Holders on a pro rata basis (based upon the number of Registrable Securities otherwise required to be included for each such Holder). In no event shall a Holder be required to be named as an “underwriter” in a Registration Statement without such Holder’s prior written consent; and
          (b) The Company shall prepare and file with the SEC one or more separate Registration Statements that meet the criteria set forth in the first sentence of this Section 5.2 with respect to any such Registrable Securities not included in the Initial Registration Statement. The Company will then use its reasonable best efforts at the first opportunity that is permitted by the SEC, but in no event later than the later of (i) 60 days from the date substantially all of the Registrable Securities registered under the Registration Statement have been sold by the Holders or (ii) six (6) months from the date the Initial Registration Statement was declared effective, to register for resale the Registrable Securities that have been excluded from being registered (provided such Registration Statement meets the criteria set forth in the first sentence of this Section 5.2). The Company shall use its reasonable best efforts to cause any such Registration Statement to be declared effective within 60 days following the filing thereof (and in any event no later than five business days following notification from the SEC that the Registration Statement will not be subject to review or that the SEC has no further comments to the Registration Statement) and to remain continuously effective for the Registration Period. In the event the SEC raises objections to any such subsequent Registration Statement, the procedures set forth in this Section 5.2 shall again be followed.
          5.3. Transfer of Securities. Each Purchaser agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act or pursuant to any applicable state securities laws, except as contemplated by a Registration Statement referred to in Section 5.1 or Section 5.2 or as otherwise permitted by law and in accordance with Section 3.7, and that it will promptly notify the Company of any changes in the information set forth in any Registration Statement regarding the Purchaser or its plan of distribution.
          The rights of each Purchaser to registration of Registrable Securities pursuant to Section 5 may be assigned by any Purchaser to a transferee or assignee, or to the transferees of Holdings’ shares referred to above of Registrable Securities if such transfer is permitted under the terms hereof; provided, however, that the Company shall have no obligations with respect to such transferee or assignee until such time as such Purchaser or such transferee or assignee shall have furnished to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being assigned and such transferee or assignee shall have completed the Registration Statement Questionnaire attached hereto as part of Appendix I.
          5.4. Indemnification.
               (a) For the purpose of this Section 5.4:
                    (i) the term “Holder/Affiliate” shall mean any affiliate of any Purchaser, including a transferee who is an affiliate of the Holder, and any person who controls the Holder or any affiliate of the Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and
                    (ii) the term “Registration Statement” shall include any preliminary prospectus, final prospectus, free writing prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, any Registration Statement referred to in Section 5.1 or Section 5.2.
               (b) The Company agrees to indemnify and hold harmless such Holder and each Holder/Affiliate, against any losses, claims, damages, liabilities or expenses, joint or several, to which such Holder or Holder/Affiliates may become subject, under the Securities Act, the Exchange Act, or any other federal, state, or local statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) are based on any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rules 430B, 430C or 434, of the Rules and Regulations, or the Prospectus, in the form first filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto, not misleading in light of the circumstances under which they were made, and will promptly reimburse each Holder and each Holder/Affiliate for any reasonable legal and other expenses as such expenses are incurred by such Holder or such Holder/Affiliate in connection with investigating, defending or preparing to defend, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed, and the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information that relates to such Holder or such Holder/Affiliate’s proposed method of distribution to the extent that such information was furnished to the Company by or on behalf of such Holder or Holder/Affiliate expressly for use therein or (ii) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to any Holder/Affiliate prior to the pertinent sale or sales by such Holder/Affiliate. All payments made by the Company pursuant to this Section 5.4(b) shall be made free and clear of, and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest, and other liabilities related thereto) (collectively, “Taxes) imposed or levied by or on behalf of any taxing jurisdiction unless the Company is required to withhold or deduct Taxes by law or by the official interpretation or administration thereof. If the Company is so required to withhold or deduct any amount for, or on account of, Taxes other than taxes or similar governmental charges imposed on net income or imposed other than by withholding from any payment made pursuant to this Section 5.4(b), the Company shall pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by any Holder or Holder/Affiliates, as the case may be (including Additional Amounts), after such withholding or deduction shall not be less than the amount such Holder or Holder/Affiliates, as the case may be, would have received if such Taxes had not been required to be withhold or deducted.
               (c) Each Holder will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal, state, or local statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, but only if such settlement is effected with the consent of such Holder, which consent shall not be unreasonably withheld, conditioned or delayed) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information that relates to such Holder or Holder/Affiliate or such Holder’s or Holder/Affiliate’s proposed method of distribution to the extent that such information was furnished to the Company by or on behalf of such Holder or Holder/Affiliate expressly for use therein; and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any reasonable legal and other expense incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that (x) such Holder will not be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld, and (y) such Holder’s aggregate liability under this Section 5 shall not exceed the amount of net proceeds received by such Holder on the sale of the Shares pursuant to the Registration Statement with respect to which the claim for indemnification hereunder is being made.
               (d) Promptly after receipt by an indemnified party under this Section 5.4 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 5.4 notify the indemnifying party in writing thereof, but the omission to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 5.4 to the extent it is not materially prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party, and the indemnifying party and the indemnified party shall have reasonably concluded, based on the written advice of counsel, which counsel is reasonably satisfactory to the indemnifying party, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 5.4 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. The indemnifying party shall not be liable for any settlement of any action without its consent, which consent shall not be unreasonably withheld. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved in writing the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party unless such settlement includes a complete release of the indemnified party from all liability on claims that are the subject matter of such proceeding.
               (e) If a claim for indemnification under Section 5.4(b) or 5.4(c) is unavailable to an indemnified party or insufficient to hold an indemnified party harmless for any losses, claims, damages, liabilities or expenses to the extent provided in Section 5.4(b) or 5.4(c), as the case may be (“Losses”), then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 5.4 was available to such party in accordance with its terms.
     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4(e) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5.4(e), no Holder shall be required to contribute, in the aggregate, any amount in excess of the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
               (f) The indemnity and contribution agreements contained in this Section 5.4 are in addition to any liability that the indemnifying parties may have to the indemnified parties.
          5.5. Termination of Conditions and Obligations. The restrictions imposed by Section 3.7 or Section 5.3 upon the transferability of the Registrable Securities shall cease and terminate as to any particular number of the Registrable Securities upon the earlier of (i) the passage of one year from the Closing Date or unwinding of the Escrow Account following a Failure Event, as the case may be, covering such Registrable Securities and (ii) at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.
          5.6. Information Available. The Company, upon the reasonable request of any Purchaser, shall make available for inspection by each Purchaser, any underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by such Purchaser or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, employees and independent accountants to supply all information reasonably requested by such Purchaser or any such underwriter, attorney, accountant or agent in connection with the Registration Statement.
          5.7. No Piggyback on Registrations. Neither the Company nor any of its security holders that is not a Holder may include securities of the Company in a Registration Statement hereunder.
          5.8. Delay in Filing or Effectiveness of Registration Statement. If:
               (a) any Registration Statement is not filed with the SEC on or prior to the applicable filing deadline as described in Section 5.1 or Section 5.2;
               (b) any Registration Statement is not declared effective by the SEC (or otherwise does not become effective) for any reason on or prior to applicable effectiveness deadline as described in Section 5.1 or Section 5.2;
               (c) after the SEC has declared any Registration Statement effective, (a) such Registration Statement ceases for any reason (including, without limitation, by reason of a stop order, or the Company’s failure to update such Registration Statement) to remain continuously effective as to all Registrable Securities for which it is required to be effective, or (b) the Holders are not permitted to utilize the Prospectus therein to resell such Registrable Securities (in each case of (a) and (b), other than during an Allowable Suspension Period);
               (d) a Suspension Period exceeds the length of an Allowable Suspension Period; or
               (e) after the date six months following the Closing Date or, if no bid with regard to an Acquisition has been accepted by the FDIC or the Escrow Agreement has otherwise been terminated, the Funding Date, and only in the event a Registration Statement is not effective or available to sell all Registrable Securities, the Company fails to file with the SEC any required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1), as a result of which the Holders that are not affiliates of the Company are unable to sell Registrable Securities without restriction under Rule 144 (or any successor thereto);

(any such failure or breach in clauses (a) through (e) above being referred to as an “Event,” and, for purposes of clauses (a), (b), (c or (e), the date on which such Event occurs, or for purposes of clause (d, the date on which such Allowable Suspension Period is exceeded, being referred to as an “Event Date”), then in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder (other than any Holder that is an officer or director of the Company) an amount in cash, as liquidated damages and not as a penalty (“Liquidated Damages”), equal to 0.5% of (A) with respect to Registrable Securities that are Offered Common Stock (if any) and Conversion Shares, the aggregate purchase price paid by such Holder pursuant to this Agreement for any such Registrable Securities held by such Holder on the Event Date; and (B) with respect to Registrable Securities that are shares of Common Stock owned as of the date hereof by Holdings and any capital stock of the Company issued with respect to such shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise (the “Existing Shares”), the Purchase Price Equivalent (as defined herein) of such Existing Shares held by such Holder on the Event Date; provided, however, that the aggregate amount of Liquidated Damages shall not exceed 5.0% of the aggregate purchase price (in the case of (A) above) or 5.0% of the Purchase Price Equivalent (in the case of (B) above). For purposes of this Section 5.8, “Purchase Price Equivalent” means, with respect to any Holder as of any Event Date (x) the number of Existing Shares owned by such Holder on such Event Date multiplied by (y) the aggregate purchase price paid for the Offered Common Stock (if any) and the Offered Preferred Stock divided by the sum of the Offered Common Stock (if any) and Conversion Shares. The parties agree that notwithstanding anything to the contrary herein, no Liquidated Damages shall be payable (i) if, as of the relevant Event Date (or any applicable monthly anniversary of such Event Date), the Registrable Securities may be sold by non-affiliates without volume or manner of sale restrictions under Rule 144 and the Company is in compliance with the current public information requirements under Rule 144(c)(1), as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company’s transfer agent or (ii) with respect to any period after the expiration of the Registration Period (it being understood that this sentence shall not relieve the Company of any Liquidated Damages accruing prior to the expiration of the Registration Period). The Liquidated Damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event, except in the case of the first Event Date, in which case Liquidated Damages shall apply as from the Event Date.
          SECTION 6. Broker’s Fee. Each Purchaser acknowledges that the Company intends to pay to the Placement Agent a fee in respect of the sale of the Shares to the Purchasers upon release of the Escrow Funds from the Escrow Account, subject to the terms and conditions of Section 5 thereof. Each Purchaser and the Company agree that no Purchaser shall be responsible for such fee and that the Company will indemnify and hold harmless each Purchaser and its affiliates against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchaser or Purchaser’s affiliates may become subject with respect to such fee. Each of the parties hereto represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchasers.

          SECTION 7. Independent Nature of Purchasers’ Obligations and Rights. The obligations of the Purchasers under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. The decision of each Purchaser to purchase the Shares pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Shares or enforcing its rights under this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.
          SECTION 8. Purchasers’ Rights with respect to the Cooperation Agreement. The Company acknowledges and agrees that the Purchasers shall be third party beneficiaries to Section 3.01 and Section 3.02 of the Cooperation Agreement and a Majority in Interest of the Purchasers shall have the right to enforce such sections of the Cooperation Agreement directly to the extent a Majority in Interest of the Purchasers deems such enforcement necessary or advisable to protect the rights of the Purchasers thereunder. In addition, the Company agrees not to consent to any amendment of Section 3.01 and Section 3.02 of the Cooperation Agreement that materially and adversely affects the rights of the Purchasers thereunder without the prior written consent of a Majority in Interest of the Purchasers. For purposes of this Section 8, “Majority in Interest of the Purchasers” means a majority in interest of all Shares (calculated on an as-converted basis) other than Shares owned by Holdings or a direct or indirect investor in Holdings and their respective affiliates.
          SECTION 9. Miscellaneous.
          9.1. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, e-mail, confirmed facsimile or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:
               (a) if to the Company, to:
Doral Financial Corporation
1451 Franklin D. Roosevelt Avenue
San Juan, Puerto Rico 00920-2717
Attention: Enrique R. Ubarri
Facsimile: (787) 474-8014
E-mail: Enrique.Ubarri@doralfinancial.com

with a copy to:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attention: Leslie N. Silverman
Facsimile: (212) 225-3999
E-mail: lsilverman@cgsh.com
or to such other person at such other place as the Company shall designate to the Purchasers in writing; and
               (b) if to a Purchaser, at its address as set forth on Schedule I or at such other address or addresses as may have been furnished to the Company in writing.
          9.2. Survival of Agreements. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants and agreements made by the Company and each Purchaser herein and in the certificates for the Shares delivered pursuant hereto shall survive the execution of this Agreement, the delivery to each Purchaser of the Shares being purchased and the payment therefore. All representations and warranties made by the Company and each Purchaser herein and in the certificates for the Shares delivered pursuant hereto shall survive for a period of two years following the Closing Date or the unwinding of the Escrow Account following a Failure Event.
          9.3. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and each Purchaser affected thereby. Any amendment or waiver effected in accordance with this Section 9.3 shall be binding upon each such Purchaser or such Purchaser’s successors or assigns and the Company.
          9.4. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.
          9.5. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
          9.6. Governing Law; Venue. This Agreement is to be construed in accordance with and governed by the federal law of the United States of America and the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties. Each of the Company and the Purchasers submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Company and each Purchaser irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
          9.7. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Facsimile signatures shall be deemed original signatures.
          9.8. Entire Agreement. This Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement. This Agreement supersedes all prior agreements and understandings, except for any existing confidentiality agreements, between the parties with respect to the subject matter.
          9.9. Fees and Expenses. Except as set forth herein, each of the Company and each Purchaser shall pay its respective fees and expenses related to the transactions contemplated by this Agreement, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel.
          9.10. Parties. This Agreement is made solely for the benefit of and is binding upon the Purchasers and the Company, to the extent provided in Section 5.4, any person controlling the Company or the Purchasers, the officers and directors of the Company, and their respective executors, administrators, successors and assigns and subject to the provisions of Section 5.4 and, for purposes of Section 5 any other person included in the definition of “Holder”, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” of a Purchaser shall include any subsequent transferee of any the Shares sold to such Purchaser pursuant to this Agreement or any related Conversion Shares.
          9.11. Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement; provided that neither the Company nor any Purchaser shall be obligated to provide any information, the disclosure of which either is prohibited by applicable law or contract (and such party shall not be obligated to seek the consent of any person to such disclosure).

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

Doral Financial Corporation
By:
Name:
Title:

Print or Type:

Name of Purchaser	Jurisdiction of Purchaser’s Executive Offices
(Individual or Institution

Name of Individual representing Purchaser (if an Institution)	Title of Individual representing Purchaser (if an Institution)
Purchaser hereby represents and warrants that Purchaser is (check all that apply):

☐	an “investment company” within the meaning of Section 202 promulgated under the Investment Advisers Act of 1940, as amended;

☐	an “institutional accredited investor” as defined in clauses (1), (2), (3), (4), (7) and (8) of Rule 501(a) of Regulation D promulgated under the Securities Act;

☐	an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act that is also a direct or indirect investor in Doral Holdings Delaware LLC, and, as such, in the Contingent Tranche it will be issued only Offered Preferred Stock; and/or

☐	an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act who is also a director or executive officer of the Company.
Purchaser hereby notifies Company that its ownership of the Shares is (check all that apply):

☐ subject to HSR Approval; and/or	☐ subject to the Conversion Limit;
and in each such case Purchaser requests that, in the Contingent Tranche, it be issued only Offered Preferred Stock.
Signature by:

Individual Purchaser or Individual	Address:
representing Purchaser:	Telephone:
Facsimile:
E-mail:

Signature Page to Purchase Agreement (Investment Company)

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Schedule I

Number of
Non-
	Contingent	Number of
	Shares of	Non-
	Offered	Contingent
	Preferred	Shares of			Number of		Number of
	Stock Shares	Offered			Contingent		Contingent
	to Be	Preferred		Aggregate	Offered		Offered
	Delivered as	Stock Shares		Non-	Common		Preferred
	of the	to Be	Price Per	Contingent	Stock Shares	Price Per	Stock Shares	Price Per	Aggregate
Name of	Funding	Delivered	Share In	Purchase	to Be	Share In	to Be	Share In	Contingent
Purchaser	Date	into Escrow	Dollars	Price	Purchased	Dollars	Purchased	Dollars	Purchase Price
Investment Companies

Number of
Non-
	Contingent	Number of
	Shares of	Non-
	Offered	Contingent
	Preferred	Shares of			Number of		Number of
	Stock Shares	Offered			Contingent		Contingent
	to Be	Preferred		Aggregate	Offered		Offered
	Delivered as	Stock Shares		Non-	Common		Preferred
	of the	to Be	Price Per	Contingent	Stock Shares	Price Per	Stock Shares	Price Per	Aggregate
Name of	Funding	Delivered	Share In	Purchase	to Be	Share In	to Be	Share In	Contingent
Purchaser	Date	into Escrow	Dollars	Price	Purchased	Dollars	Purchased	Dollars	Purchase Price

S-I-1

Schedule II
List of Doral Financial Corporation Subsidiaries

Name of Subsidiary	Jurisdiction of Incorporation
Doral Mortgage, LLC	Puerto Rico
Doral Investment International, LLC	Puerto Rico
Doral Bank	Puerto Rico
Doral Money, Inc.	Delaware
Doral Bank, FSB	USA
Doral Insurance Agency, Inc.	Puerto Rico
Doral Properties, Inc.	Puerto Rico
CB, LLC	Puerto Rico

S-II-1

Schedule III
Purchasers listed in accordance with Section 3.12
Goldman Sachs Investment Partners Master Fund, L.P.

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EXHIBIT A
Form of Certificate of Designation

A-1

EXHIBIT B
Form of Escrow Agreement

B-1

EXHIBIT C
Form of Cooperation Agreement

C-1

EXHIBIT D-I
Form of Company Counsel Funding Opinion
1.	The Escrow Agreement has been duly executed and delivered by the Company under the law of the State of New York and is a valid, binding and enforceable agreement of the Company.

2.	The Stock Purchase Agreement has been duly executed and delivered by the Company under the law of the State of New York.

3.	The issuance and the sale of the Shares to the Purchasers pursuant to the Stock Purchase Agreement do not, and the performance by the Company of its obligations in the Stock Purchase Agreement, the Escrow Agreement and the Shares will not result in a violation of any United States federal or New York State law or published rule or regulation that in our experience normally would be applicable to Bank Holdings Companies with respect to such issuance, sale or performance (but we express no opinion relating to the United States federal securities laws or any state securities or Blue Sky laws).

4.	No registration of the Offered Common Stock or the Offered Preferred Stock under the U.S. Securities Act of 1933, as amended, is required for the offer and sale of the Securities by the Company to the Purchasers pursuant to and in the manner contemplated by the Stock Purchase Agreement.

D-I-1

EXHIBIT D-II
Form of Company Counsel (Puerto Rico) Funding Opinion
1.	The Company is validly existing as a corporation and in good standing under the laws of Puerto Rico. The Company has the corporate power and authority to own, lease and operate its properties and assets and to conduct its business as described in the Private Placement Memorandum.

2.	The Stock Purchase Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

3.	The Escrow Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms to the extent such enforceability is governed by Puerto Rico law.

4.	The authorized capital stock of the Company consists of 340,000,000 shares of capital stock, consisting of (i) 300,000,000 shares of Common Stock $0.01, par value per share, (ii) 40,000,000 shares of preferred stock, $1.00 par value per share. As of March 31, 2010, there were 67,283,370 shares of common stock outstanding and 5,811,391 shares of preferred stock outstanding, comprised of 950,166 shares of 7.00% Noncumulative Monthly Income Preferred Stock, Series A, 1,331,694 shares of 8.35% Noncumulative Monthly Income Preferred Stock, Series B, 2,716,005 shares of 7.25% Noncumulative Monthly Income Preferred Stock, Series C, and 813,526 shares of 4.75% Perpetual Cumulative Convertible Preferred Stock.

5.	The Offered Preferred Stock has been duly authorized by the Company and, when delivered to and paid for by the Purchaser in accordance with the terms of the Stock Purchase Agreement, will be validly issued, fully paid and nonassessable.

6.	The Conversion Shares issuable upon conversion of the Offered Preferred Stock at the initial conversion price have been duly authorized by all necessary corporate action and, when issued upon conversion of the Offered Preferred Shares in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and nonassessable. The resolutions of the Board of Directors of the Company approving the issuance of the Offered Preferred Shares state that they have reserved the Conversion Shares issuable upon conversion of the Offered Preferred Stock at the initial conversion price.

7.	The execution and delivery by the Company of each of the Stock Purchase Agreement and the Escrow Agreement and the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Offered Common Stock, the Offered Preferred Stock and the Conversion Shares, do not and will not result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or pay of such

D-II-1

indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to (i) the charter or bylaws of the Company, (ii) any contract, agreement, indenture, mortgage, deed of trust, bank loan or credit arrangement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument (collectively, “Agreements and Instruments”) which is incorporated by reference into the Private Placement Memorandum or is otherwise known by us to be an Agreement and Instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties may be bound of affected, (iii) laws of Puerto Rico, or (iv) any decree, judgment or order applicable to the Company or any of its Subsidiaries or any of their respective properties, which decree, judgment or order is known by us.
8.	The Company is not, and immediately after giving effect to the offer and sale of the Securities as contemplated by the Stock Purchase Agreement, will not be, an “investment company” required to be registered under the Investment Company Act of 1940, as amended.

9.	There is no action, suit or proceeding at law or in equity, or by or before any federal or state court or governmental or regulatory body or agency or any arbitration board or panel, pending or overtly threatened against the Company which would be required to be described in the Private Placement Memorandum if such document was a prospectus filed with the SEC but is not so described.

10.	No registration under the PRUSA of the Securities is required in connection with the offer, sale and delivery of the Securities to the Placement Agent and the Purchasers, assuming (i) the accuracy of the representations and warranties of the Company set forth in the Stock Purchase Agreement and (ii) the due performance by the Company and the Purchasers of the covenants and agreements sets forth in the Stock Purchase Agreement.

D-II-2

EXHIBIT D-III
Form of Company Counsel (Puerto Rico) Closing Opinion
1.	The Company is validly existing as a corporation and in good standing under the laws of Puerto Rico.

2.	The Offered Common Stock and Offered Preferred Stock have been duly authorized by the Company and, when delivered to and paid for by the Purchaser in accordance with the terms of the Stock Purchase Agreement, will be validly issued, fully paid and nonassessable.

3.	The Conversion Shares issuable upon conversion of the Offered Preferred Stock at the initial conversion price have been duly authorized by all necessary corporate action and, when issued upon conversion of the Offered Preferred Shares in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and nonassessable. The resolutions of the Board of Directors of the Company approving the issuance of the Offered Preferred Shares state that they have reserved the Conversion Shares issuable upon conversion of the Offered Preferred Stock at the initial conversion price.

4.	The execution and filing of the Certificate of Designations has been duly authorized by the Company and the Certificate of Designations has been duly executed and filed with the Secretary of State of the State of Puerto Rico.

D-III-1

APPENDIX I
SUMMARY INSTRUCTION SHEET FOR PURCHASER
(to be read in conjunction with the entire
Purchase Agreement which follows)
A. Complete the following items on BOTH Purchase Agreements (Sign two originals):
1.	Signature Page:
(i)	Name of Purchaser (Individual or Institution)

(ii)	Name of Individual representing Purchaser (if an Institution)

(iii)	Title of Individual representing Purchaser (if an Institution)

(iv)	Signature of Individual Purchaser or Individual representing Purchaser
2.	Appendix I — Stock Certificate Questionnaire/Registration Statement Questionnaire:

Provide the information requested by the Stock Certificate Questionnaire and the Registration Statement Questionnaire.

3.	Return BOTH properly completed and signed Purchase Agreements including the properly completed Appendix I to (initially by facsimile with original by overnight delivery):
Barclays Capital
745 Seventh Avenue, 5th Floor
New York, NY 10019
Attention: Keith Canton
Email: keith.canton@barcap.com
Facsimile: 212-520-9328

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B.	Instructions regarding the transfer of funds for the purchase of Shares will be sent by facsimile to the Purchaser by the Placement Agent at a later date.

C.	Upon the resale of the Shares by the Purchasers after the Registration Statement covering the Shares is effective, as described in the Purchase Agreement, the Purchaser:
(i)	must deliver a current prospectus of the Company to the Purchaser (prospectuses must be obtained from the Company at the Purchaser’s request).

2

Doral Financial Corporation
STOCK CERTIFICATE QUESTIONNAIRE
     Pursuant to Section 5 of the Agreement, please provide us with the following information:
1.	The exact name that your Shares are to be registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:

2.	The relationship between the Purchaser of the Shares and the Registered Holder listed in response to Item 1 above:

3.	The mailing address of the Registered Holder listed in response to Item 1 above:

4.	The Social Security Number or Tax Identification Number of the Registered Holder listed in response to Item 1 above:

3

Doral Financial Corporation
REGISTRATION STATEMENT QUESTIONNAIRE
     In connection with the preparation of the Registration Statement, please provide us with the following information:
     SECTION 1. Pursuant to the “Selling Stockholder” section of the Registration Statement, please state your or your organization’s name exactly as it should appear in the Registration Statement:
     SECTION 2. Please provide the number of shares of Offered Common Stock that you or your organization own or Offered Preferred Stock that you or your organization own that will convert into Offered Common Stock after the receipt of Stockholder Approvals. Please also provide the number of shares of Common Stock that you or your organization purchased through other transactions and provide the number of shares of Common Stock that you have or your organization has the right to acquire within 60 days of the final Closing Date:
     Shares of Offered Common Stock: ___
Shares of Offered Common Stock into which Offered Preferred Stock is convertible: ___
     Other shares of Common Stock held: ___
     Total shares of Common Stock held: ___
     SECTION 3. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?
_____ Yes       _____ No

4

     If yes, please indicate the nature of any such relationships below:
     SECTION 4. Are you (i) a FINRA Member (see definition), (ii) a Controlling (see definition) shareholder of a FINRA Member, (iii) a Person Associated with a Member of the FINRA (see definition), or (iv) an Underwriter or a Related Person (see definition) with respect to the proposed offering; or (b) do you own any shares or other securities of any FINRA Member not purchased in the open market; or (c) have you made any outstanding subordinated loans to any FINRA Member?
     Answer: [ ] Yes [ ] No            If “yes,” please describe below

5

     Control. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power, either individually or with others, to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. (Rule 405 under the Securities Act of 1933, as amended)
     FINRA Member. The term “FINRA member” means either any broker or dealer admitted to membership in the Financial Industry Regulatory Authority, Inc. (“FINRA”). (FINRA Manual, Article I, Definitions)
     Person Associated with a member of the FINRA. The term “person associated with a member of the FINRA” means every sole proprietor, partner, officer, director, branch manager or executive representative of any FINRA Member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a FINRA Member, whether or not such person is registered or exempt from registration with the FINRA pursuant to its bylaws. (FINRA Manual, Article I, Definitions)
     Underwriter or a Related Person. The term “underwriter or a related person” means, with respect to a proposed offering, underwriters, underwriters’ counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons. (FINRA Interpretation)

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